UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2011

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia		30318-2825
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

2011 Annual Meeting of Stockholders

Zep Inc. held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, January 6, 2011. The stockholders acted upon the following matters at the Annual Meeting:

•	the election of four directors to the Board of Directors; and

•	the ratification of the appointment of the independent public accounting firm.

The final results of the voting on such matters are set forth below.

Election of Directors

Mr. Timothy M. Manganello was duly elected as a director of the Company to serve for the remainder of the term of a retired director, which term expires at our 2013 Annual Meeting of Stockholders. Mr. Manganello received 16,767,632 votes for his election. 221,082 votes were withheld.

Each of the individuals listed below was duly elected as a director of the Company to serve until the 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The results of the vote for the election of directors are set forth below:

Name	Votes For	Votes Withheld
John K. Morgan	16,635,068	353,646
Joseph Squicciarino	16,890,713	98,001
Timothy T. Tevens	16,888,235	100,479

Appointment of Independent Accounting Firm

A proposal to ratify the appointment of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending August 31, 2011 was also presented at the Annual Meeting. The results of the vote for the ratification of the appointment of E&Y as the Company’s independent auditor are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-votes
18,709,443	265,240	35,037	2,743,836

Declaration of Dividend

On January 7, 2011 the Board of Directors of the Company declared a quarterly dividend of $0.04 per common share. The dividend is payable on February 1, 2011 to stockholders of record on January 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: January 11, 2011	/s/ Philip A. Theodore
Philip A. Theodore
Vice President and General Counsel